Exhibit 99.2

LUMIFICIENT CORPORATION

Unaudited Condensed Financial Statements

March 31, 2008

Lumificient Corporation

Condensed Balance Sheet

(Unaudited) March 31, 2008
ASSETS
Current Assets:
Cash	$11,824
Trade accounts receivable, less allowance for doubtful accounts of $32,600	390,676
Inventories	792,806
Prepaid expenses	39,673

Total current assets	1,234,979

Property and Equipment:
Machinery and equipment	114,898
Furniture and fixtures	8,695
Computers and software	45,918
Autos & Trucks	35,773
Leasehold improvements	10,887

216,171
Accumulated depreciation and amortization	(11,164)

Net property and equipment	205,007

Patents, net of accumulated amortization of $1,957	36,979
Goodwill	529,864

$2,006,829

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$620,679
Accrued liabilities	66,229
Line of credit	1,233,169
Current portion of notes payable	105,000

Total current liabilities	2,025,077

Long term portion of notes payable	38,520

Total liabilities	2,063,597

Stockholder’s Equity:
Common stock, no par value, 1,248,440 shares authorized, issued and outstanding	—
Retained earnings	(56,768)

Total stockholder’s equity	(56,768)

$2,006,829

See accompanying notes to the unaudited condensed financial statements.

Lumificient Corporation

Condensed Statement of Operations (Unaudited)

For Three Months Ended March 31, 2008
Revenues	$837,575
Cost of sales	472,297

Gross profit	365,278

Operating expenses:
Salaries and related expenses	190,183
Selling, general and administrative	143,255
Rent expense	14,595
Depreciation and amortization	13,121

Total operating expenses	361,154

Operating income	4,124

Interest expense	(60,892)

Net loss	$(56,768)

See accompanying notes to the unaudited condensed financial statements.

Lumificient Corporation

Condensed Statement of Cash Flows (Unaudited)

For Three Months Ended March 31, 2008
Cash flows from operating activities:
Net loss	$(56,768)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	11,164
Amortization of intangible assets and other assets	1,957
Loss on Disposal of Equipment	11,179
Changes in operating assets & liabilities
(Increase) decrease in:
Accounts receivable, net	(92,265)
Inventories	(80,903)
Other Assets	(9,178)
Increase (decrease) in:
Accounts payable	(208,798)
Accrued expenses	48,698

Total adjustments	(318,146)

Net cash flows used in operating activities	(374,914)

Cash flows from investing activities:
Acquisition of Lumificient Technologies, LLC, net of cash acquired	23,512
Acquisition of patents	(3,826)
Purchases of property and equipment	(68,567)

Net cash flows used in investing activities	(48,881)

Cash flows from financing activities:
Proceeds from short-term borrowings	1,234,866
Repayment of long-term borrowings	(799,247)

Net cash flows provided by financing activities	435,619

Net increase in cash	11,824
Cash, beginning of period	—

Cash, end of period	$11,824

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$21,340

See accompanying notes to the unaudited condensed financial statements.

Lumificient Corporation

Notes to Condensed Financial Statements (unaudited)

The accompanying condensed financial statements of Lumificient Corporation (the “Company”) are unaudited, but in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the Company’s financial position, results of operations and cash flows as of and for the date and period presented. The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.

These unaudited condensed financial statements should be read in conjunction with the audited annual statements of Lumificient Technologies, LLC for the year ended December 31, 2007. The results of operations for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2008 or any future period.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Revenue recognition – Generally, the Company recognizes revenue for its products upon shipment to customers, provided no significant obligations remain and collection is probable. The Company’s products typically carry a one-year limited warranty that includes replacement of defective parts. A reserve for estimated future warranty costs was recorded which is based on historical warranty claims.

Income taxes – Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company files income tax returns in the U.S. federal jurisdiction and various states.

The Company has not recognized a liability as a result of the implementation of FASB Interpretation 48. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit as of the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of Interpretation 48. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Recent accounting pronouncements – In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement 141R, “Business Combinations” (SFAS 141R), which applies to all transactions or other events in which an entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. This statement replaces FASB Statement No. 141 and applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. The Company is assessing the impact SFAS 141R will have on its financial statements.

In February 2008, the FASB issued FASB Staff Position 157-1, Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13 (“FSP 157-1”). FSP 157-1 amends SFAS 157 to remove certain leasing transactions from its scope. In addition, on February 12, 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157, which amends SFAS 157 by delaying its effective date by one year for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. This pronouncement was effective upon issuance. We have deferred the adoption of SFAS 157 with respect to all non-financial assets and liabilities in accordance with the provisions of this pronouncement. On January 1, 2009, SFAS 157 will be applied to all other fair value measurements for which the application was deferred under FSP FAS 157-2. The Company is currently assessing the impact SFAS 157 will have in relation to non-financial assets and liabilities on its financial statements.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). This FSP also adds certain disclosures to those already prescribed in SFAS No. 142. FSP No. FAS 142-3 becomes effective for fiscal years, and interim periods within those fiscal years, beginning in the Company’s fiscal year 2010. The guidance for determining useful lives.

Lumificient Corporation

Notes to Condensed Financial Statements (unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Recent accounting pronouncements (con’t) – must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements must be applied prospectively to all intangible assets recognized as of the effective date. The Company is currently assessing the impact FSP No. FAS 142-3 will have on its financial statements.

2.	ACQUISITION OF LUMIFICIENT TECHNOLOGIES, LLC:

On January 10, 2008, the Company acquired Lumificient Technologies, LLC (“Technologies”), of which a principal owner is the majority shareholder in the Company, for the purchase price of $31,060, including acquisition costs of $31,059. In accordance with the purchase method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets and the liabilities of Technologies based on their estimated fair values as of January 10, 2008.

The excess of the purchase price over the fair value of acquired assets and liabilities is allocated to goodwill. The preliminary allocation of the purchase price follows:

Cash	$23,512
Accounts receivable	298,411
Inventories	711,904
Other current assets	61,554
Property, plant and equipment	158,784
Goodwill	529,864
Other intangible assets	35,108
Accounts payable	(829,475)
Accrued expenses	(17,532)
Assumed Debt	(941,070)

Purchase price	$31,060

The allocation above is subject to adjustment pending the gathering of additional information, as it becomes available. Accordingly, all amounts above may change as the purchase price allocation is finalized.

The Company’s statement of operations does not include the sales and earnings of Technologies prior to the date of the acquisition. On an unaudited pro forma basis, assuming that the acquisition had occurred at January 1, 2008, the Company’s results for the three months ended March 31, 2008 would have been as follows:

Three Months Ended
March 31, 2008
Revenue	$933,972
Net loss	$(43,736)

These pro forma amounts do not purport to show the exact results that would have actually been obtained if the acquisition had occurred as of the beginning of the period presented or that may be obtained in the future.

3.	INVENTORIES:

Inventories consist of the following:

(Unaudited) March 31, 2008
Raw materials	$538,272
Finished goods	420,617

958,889
Less reserve for obsolescence	(166,083)

Net inventories	$792,806

Lumificient Corporation

Notes to Condensed Financial Statements (unaudited)

4.	LINE OF CREDIT:

On January 10, 2008, the Company entered into a $1.5 million Loan Agreement which expires on April 10, 2008. The agreement is secured by substantially all of the assets of the Company and includes certain covenants of which the Company was in compliance at March 31, 2008. Subsequent to March 31, 2008, the agreement was extended to July 15, 2008. As of March 31, 2008, the loan had an outstanding amount of $1,233,169. The loan bears interest at the bank’s Prime Rate plus 1% (effectively 6.25% at March 31, 2008). On May 1, 2008, this loan was paid off in connection with the purchase of all of the Company’s outstanding stock by Nexxus Lighting, Inc. on April 30, 2008 (see Note 7).

5.	CAPITAL STOCK:

At March 31, 2008 the Company had 1,248,440 authorized and issued shares of no par Common Stock. All shares are held by the Company’s President and the Chief Executive Officer.

6.	CONTINGENCIES:

The Company is not currently a party to any pending legal proceedings. In the ordinary course of business the Company may become a party to various legal proceedings generally involving contractual matters, infringement actions, product liability claims and other matters.

7.	SUBSEQUENT EVENT:

On April 30, 2008, all the outstanding shares of the Company were acquired by Nexxus Lighting, Inc. in consideration for a combination of stock and cash.